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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)
333 Avenue of the Americas, Suite 2000 Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

EDGAR EXPRESS, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 3.03 Material Modification to Rights of Security Holders

Effective February 14, 2019, Edgar Express, Inc. (the “Company”) completed a change of domicile (the “Reincorporation”) to Delaware from Utah by means of a merger (the “Merger”) of the Company with and into the Company’s wholly-owned subsidiary, Andover National Corporation, a Delaware corporation (“Andover”). The agreement and plan of merger was entered into on January 9, 2019 (the “Merger Agreement”) and was previously disclosed and attached as an appendix to the Company’s definitive information statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2019. The certificate of merger was accepted by the state of Delaware on February 7, 2019. The Reincorporation was approved by a majority of the Company’s stockholders acting by written consent, dated January 9, 2019.

Effects of Reincorporation

The principal effects of the Reincorporation are:

The affairs of the Company ceased to be governed by Utah corporation laws pursuant to the Utah Revised Business Corporation Act and became subject to Delaware corporation laws pursuant to the Delaware General Corporation Law (the “DGCL”). The Company’s governance is pursuant to Andover’s Amended and Restated Certificate of Incorporation, filed in Delaware, and Bylaws, reflecting, among other things, application of the DGCL.

The resulting Delaware corporation, Andover, is deemed to be same entity as the Company previously incorporated in Utah, and there is no material change in the Company’s business, management, employees, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which were immaterial).

The officers of the Company prior to the effective time of the Reincorporation hold the same respective positions with Andover following the Reincorporation. Pursuant to the terms of the Merger Agreement, the directors of the Company following the effective time of the Reincorporation are the directors of Andover prior to the Reincorporation as follows: Daniel E. Schmerin, Jeffrey C. Piermont, Peter A. Cohen, Rehana S. Farrell, and Jules B. Kroll. The biographical information of Messrs. Cohen and Kroll and Ms. Farrell are set forth under Item 5.02 of this Current Report on Form 8-K. In addition, there is no substantive change in employment agreements for executive officers or in other direct or indirect interests of the directors or executive officers of the Company.

Each of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, automatically converted into and became one-fifth (1/5th) of one validly issued, fully paid and non-assessable share of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of Andover, without any action on the part of the Company’s stockholders. In addition, each of the Company’s issued and outstanding shares of Series A Preferred Stock, par value $0.001 per share, automatically converted into and became one-fifth (1/5th) of one validly issued, fully paid and non-assessable share of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), of Andover, without any action on the part of the Company’s stockholders. There are 2,340,000 issued and outstanding shares of Class A Common Stock and 1,500,000 issued and outstanding shares of Class B Common Stock following the Reincorporation.

Upon the consummation of the Reincorporation, the Company changed its name to “Andover National Corporation” and changed the ticker symbol under which its shares of Class A Common Stock are quoted on the OTC Markets to “AANC.”

The Company will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As referenced in Item 3.03 above, pursuant to the terms of the Merger Agreement, the Board of Directors of the Company was reconstituted as the Board of Directors of Andover effective as of the effective time of the Reincorporation. In connection with the effectiveness of the Reincorporation and the reconstitution of the Board of Directors, Mary Foster and Brandon Pehrson ceased their service as directors of the Company, effective as of the effective time of the Merger.

Peter A. Cohen, age 72, has served as Vice Chairman of the board of directors of Scientific Games Corporation since September 2004 and as a member of the board of directors of PolarityTE, Inc. since June 2018. Mr. Cohen previously served as Chairman of Cowen Inc. (formerly known as Cowen Group, Inc.), a diversified financial services company, from 2009 through June 2018, and served as its Chief Executive Officer from 2009 through December 2017. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that acquired Cowen in late 2009. From 1990 to 1994, Mr. Cohen served as Chairman and Chief Executive Officer of Republic New York Securities, as Vice Chairman of the board of directors of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson American Express from 1983 to 1990. Over his career, Mr. Cohen also founded several companies, including RCG Longview (a real estate management business), Hale & Hearty Soup (a New York-based quick service restaurant chain), Linkem S.p.A. (a wireless broadband company operating in Italy), and Omnitel Pronto Italia (a cellular telephone company now operating as Vodafone in Italy). Mr. Cohen is currently a Trustee of Mount Sinai Medical Center and has served on its board of directors for approximately thirty years. He earned a Bachelor of Science degree from Ohio State University, and a Master of Business Administration degree from Columbia University.

Rehana S. Farrell, age 48, currently serves as the Executive Director of Youth INC, a charitable organization dedicated to transforming the lives of children in New York City. Prior to joining Youth INC in 2015, Ms. Farrell served as Chief Operating Officer at Cain Hoy Enterprises, a private equity firm in New York City that she helped form in 2014. She previously served as Chief Administrative Officer at Guggenheim Investments from 2012 to 2014, in a variety of global financial and operating roles at Merrill Lynch from 2004 to 2011, at Smith Barney in Strategy and Finance from 2003 to 2004, as a consultant at Booz Allen Hamilton in 1998, and at Prudential Financial from 1992 to 2003. Ms. Farrell earned a Bachelor of Arts degree from Smith College and a Master of Business Administration degree from Columbia University.

Jules B. Kroll, age 77, currently serves as the Chairman of Kroll Bond Rating Agency. In 1972, he established Kroll Associates Inc, the prototype of a professional services firm dedicated to mitigating risk. His firm, which he sold to Marsh & McLennan Companies in 2004, ultimately reached annual revenues of $1 billion. Mr. Kroll was named “Entrepreneur of the Year” by his alma mater Cornell University in 2003 and was honored with the U.S. Entrepreneurial Award by British American Business Inc. in 2002. He is a member of the board of directors of the Managed Funds Association and currently serves as board president of the John Jay College of Criminal Justice Foundation. Mr. Kroll received a Bachelor of Arts degree from Cornell University and a Juris Doctor from Georgetown University Law Center.

There are no arrangements or understandings between Messrs. Cohen and Kroll and Ms. Farrell and any other person pursuant to which Messrs. Cohen and Kroll and Ms. Farrell were appointed as directors. There are no transactions to which the Company is a party and in which Mr. Kroll and Ms. Farrell has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Neither of Messrs. Cohen and Kroll and Ms. Farrell have previously held any positions with the Company and have no family relations with any directors or executive officers of the Company.

On September 25, 2018, Mr. Cohen purchased 2,924,100 shares of our Common Stock and 2,500,000 shares of our Series A Preferred Stock through The Peter A. Cohen Revocable Trust, of which he is the sole trustee. In addition, on September 25, 2018, Mr. Cohen purchased warrants to purchase up to 2,500,000 shares of our Common Stock, which warrants were amended and restated on December 28, 2018 to, among other things, become exercisable into an aggregate of 900,000 shares of our Common Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are included with this Current Report on Form 8-K

2.1	Agreement and Plan of Merger (incorporated by reference to Appendix A to the Definitive Information Statement on Schedule 14C filed by the Company with the SEC on January 22, 2019).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix B to the Definitive Information Statement on Schedule 14C filed by the Company with the SEC on January 22, 2019).

3.2	Bylaws (incorporated by reference to Appendix C to the Definitive Information Statement on Schedule 14C filed by the Company with the SEC on January 22, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR EXPRESS, INC.

Date: February 15, 2019	By: /s/ Jeffrey C. Piermont
Name: Jeffrey C. Piermont
Title: President and Chief Operating Officer